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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As the independent public accountants for INTERMAT International Material Management Engineers, Inc., we hereby consent to the incorporation in this Form 8K/A dated April 8, 1997 of Strategic Distribution, Inc. of our report dated February 21, 1997 on our audit of the financial statements of INTERMAT International Materials Management Engineers, Inc. as of and for the year ended December 31, 1996.

                                         WALLINGFORD, McDONALD, FOX & CO., P.C.

Houston, Texas
April 8, 1997